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                                                                    EXHIBIT 3.22


                                    BY-LAWS

                                       OF

                             LWWI BROADCASTING INC.

                            (a Delaware corporation)

                                   ARTICLE I

                                    Offices

        SECTION 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent in charge thereof is The Corporation Trust Company.

        SECTION 2. Other Offices. The Corporation may also have offices at other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                            Meeting of Stockholders

        SECTION 1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place (within or without the State of Delaware), date and hour as shall be designated in the notice thereof, except that no annual meeting need be held if all actions, including the election of directors, required by the General Corporation Law of Delaware to be taken at a stockholders' annual meeting are taken by written consent in lieu of a meeting pursuant to Section 9 of this Article II.

        SECTION 2. Special Meetings. Special meetings of the Stockholders for any purpose or purposes may be called by the Board, the Executive Committee, or the President or by a stockholder or stockholders holding of record at least 25% of all shares of the Corporation entitled to vote
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thereat to be held at such place (within or without the State of Delaware), date and hour as shall be designated in the notice thereof.

        SECTION 3. Notice of Meetings. Except as otherwise expressly required by law, notice of each meeting of the stockholders shall be given not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder entitled to vote at such meeting by mailing such notice, postage prepaid, directed to each stockholder at the address thereof as it appears on the records of the Corporation. Every such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as provided in the immediately succeeding sentence or as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder entitled to vote at such adjourned meeting.

        A written waiver of notice, signed by a stockholder entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder in person or by proxy at a stockholders' meeting shall constitute a waiver of notice to such stockholder of such meeting, except when such stockholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

        SECTION 4. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, at least 10 calendar days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 calendar days prior to the meeting either at a place specified in the notice of the meeting within the city where the meeting is to be held, or, if not so specified, at the place where the
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meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        SECTION 5. Quorum. At each meeting of the stockholders, except as otherwise expressly required by law, stockholders holding a majority of the shares of stock of the Corporation issued and outstanding, and entitled to be voted at the meeting, shall be present in person or by proxy to constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat, or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time until stockholders holding the amount of stock requisite for a quorum shall be present in person or by proxy. At any such adjourned meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called.

        SECTION 6. Organization. At each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:


                  (a) the Chairman of the Board;

                  (b) if there is no Chairman of the Board or if the Chairman of the Board shall be absent from such meeting, the President;

                  (c) if the Chairman of the Board and the President shall be absent from such meeting, any other officer of the Corporation designated by the Board or the Executive Committee to act as chairman of such meeting and to preside thereat; or

                  (d) a stockholder of record of the Corporation who shall be chosen chairman of such meeting by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.

The Secretary or, if he shall be presiding over the meeting in accordance with the provisions of this Section or if he shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be
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present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

        SECTION 7. Order of Business. The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting, but such order of business may be changed by a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

        SECTION 8. Voting. Each holder of voting stock of the Corporation shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him and registered in his name on the books of the Corporation

                        (a) on the date fixed pursuant to the provisions of
        Section 4 of Article VIII of these By-laws as the record date for the determination of stockholders who shall be entitled to receive notice of and to vote at such meeting, or

                        (b) if no record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of the meeting shall be given or, if notice shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Any vote of stock of the Corporation may be given at any meeting of the stockholders by the stockholders entitled to vote thereon either in person or by proxy appointed by an instrument in writing delivered to the Secretary or an Assistant Secretary of the Corporation or the secretary of the meeting. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At all meetings of the stockholders, all matters, except as otherwise provided by law or in these By-laws, shall be decided by the vote of a majority of the votes cast by stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Except as otherwise
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expressly required by law, the vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

        SECTION 9. Action by Written Consent. Except as otherwise provided by law or by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation entitled to vote thereon were present and voted, provided that prompt notice (in the manner provided in Section 3 of this Article II) of the taking of the action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III

                               Board of Directors

        SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

        SECTION 2. Number and Term of Office. The Board of Directors shall consist of three members, but the number of members constituting the Board of Directors may be increased or decreased from time to time by resolution adopted by a majority of the whole Board. Directors need not be stockholders or citizens or residents of the United States of America. Each of the directors of the Corporation shall hold office until the annual meeting of the stockholders held next after his election at which his term expires and until his successor is elected and qualified or until his earlier death or until his earlier resignation or removal in the manner hereinafter provided.

        SECTION 3. Election. At each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of
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votes, up to the number of directors to be elected, shall be the directors.

         SECTION 4. Resignation, Removal and Vacancies. Any director may resign at any time by giving written notice of his resignation to the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

         A director may be removed, either with or without cause, at any time by a vote of a majority in voting interest of the stockholders.

         Any vacancy occurring on the Board for any reason may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The director elected to fill such vacancy shall hold office for the unexpired term in respect of which such vacancy occurred.

         SECTION 5. Meetings. (a) Annual Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business.

         (b) Regular Meetings. Regular meetings of the Board shall be held at such times and places as the Board shall from time to time determine.

         (c) Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board or the President or a majority of the directors at the time in office. Any and all business may be transacted at a special meeting that may be transacted at a regular meeting of the Board.

         (d) Place of Meeting. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution determine or as shall be designated in the respective notices or waivers of notice thereof.
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         (e)    Notice of Meetings. Notices of regular meetings of the Board or of any adjourned meeting need not be given.

         Notices of special meetings of the Board, or of any meeting of any committee of the Board that has not been fixed in advance as to time and place by such committee, shall be mailed by the Secretary or an Assistant Secretary to each director or member of such committee, addressed to him at his residence or usual place of business, at least two calendar days before the day on which such meeting is to be held, or shall be sent to him by telegraph, cable or other form of recorded communication or be delivered personally or by telephone not later than one calendar day before the day on which such meeting is to be held. Such notice shall include the time and place of such meeting. Notice of any such meeting need not be given to any director or member of any committee, however, if waived by him in writing or by telegraph, cable or other form of recorded communication, whether before or after such meeting shall be held, or if he shall be present at such meeting.

         (f) Quorum and Manner of Acting. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, one-half of the total number of directors shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting. In each case the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or any act of the Board, except as otherwise expressly required by law or these By-laws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat.

         (g) Action by Communication Equipment. The directors, or the members of any committee of the Board, may participate in a meeting of the Board, or of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

         (h) Action by Consent. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be consent thereto in writing and such writing is filed with
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the minutes of the proceedings of the Board or such committee.

         (i) Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence: (a) the Chairman of the Board; (b) the President; or (c) any director chosen by a majority of the directors present thereat. The Secretary or, in case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

         SECTION 6. Compensation. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board may receive a fixed sum and expenses incurred in performing the functions of director and member of any committee of the Board. Nothing herein contained shall be construed so as to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                   Committees

         SECTION 1. Executive Committee. (a) Designation and Membership. The Board may, by resolution passed by a majority of the whole Board, designate an Executive Committee consisting of the President and such number of other directors, not less than one, as the Board shall appoint. Vacancies occurring on the Executive Committee for any reason may be filled by the Board at any time. Any member of the Executive Committee shall be subject to removal, with or without cause, at any time by the Board or by a majority in voting interest of the stockholders.

         (b) Functions and Powers. The Executive Committee, subject to any limitations prescribed by the Board, shall possess and may exercise, during the intervals between meetings of the Board, all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; provided, however, that the Executive Committee shall not have such power or authority in reference to amending the Certificate of Incorporation of the Corporation (except that the
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Executive Committee may, to the extent authorized in resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation under Section 251 or Section 252 of the General Corporation Law of the State of Delaware, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, filling vacancies on the Board, changing the membership or filling vacancies on the Executive Committee or amending these By-laws. The Executive Committee shall not have the power and authority to declare dividends, to authorize the issuance of stock of the Corporation or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware unless such power and authority shall be expressly delegated to it by a resolution passed by a majority of the whole Board. At each meeting of the Board, the Executive Committee shall make a report of all action taken by it since its last report to the Board.

         (c) Meetings, Quorum and Manner of Acting. The Executive Committee shall meet annually immediately after the annual meeting of the Board if necessary to elect officers not elected by the Board and shall meet at such other times and as often as may be deemed necessary and expedient and at such places as shall be determined by the Executive Committee. A majority of the Executive Committee shall constitute a quorum, and the vote of a majority of those members of the Executive Committee present at any meeting thereof at which a quorum is present shall be necessary for the passage of any resolution or act of the Executive Committee. The Board may designate a chairman for the Executive Committee, who shall preside at meetings thereof, and a vice chairman, who shall preside at such meetings in the absence of the chairman.

         SECTION 2. Other Committees. The Board may, by resolution passed by a majority of the whole Board, designate other committees of the Board, each such committee to consist of two or more directors and to have such duties and functions as shall be provided in such resolution. The
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Board shall have the power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

                                   ARTICLE V

                                    Officers

         SECTION 1. Election, Appointment and Term of Office. The officers of the Corporation shall be a Chairman of the Board, a President, who shall also be the Chief Executive Officer, such number of Vice Chairmen of the Board and Vice Presidents (including any Executive, Senior and/or First Vice Presidents) as the Board may determine from time to time, a Treasurer and a Secretary. Any two or more offices may be held by the same person. Officers need not be stockholders of the Corporation or citizens or residents of the United States of America. The Chairman of the Board, any Vice Chairman of the Board and the President shall be elected by the Board from among its members at its annual meeting, and all other officers may be elected by the Board or Executive Committee, and each such officer shall hold office until the next annual meeting of the Board or the Executive Committee, as the case may be, and until his successor is elected or until his earlier death or until his earlier resignation or removal in the manner hereinafter provided.

         The Board or the Executive Committee may elect or appoint such other officers as it deems necessary, including a Corporate General Counsel and one or more Associate or Assistant Corporate General Counsels, Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries. Each such officer shall have such authority and shall perform such duties as may be provided herein or as the Board or Executive Committee may prescribe.

         If additional officers are elected or appointed during the year, each of them shall hold office until the next annual meeting of the Board or Executive Committee at which officers are regularly elected or appointed and until his successor is elected or appointed or until his earlier death or until his earlier resignation or removal in the manner hereinafter provided.

         SECTION 2. Resignation, Removal and Vacancies. Any officer may resign at any time by giving written notice
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to the President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board or Executive Committee. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

         All officers and agents elected or appointed by the Board or Executive Committee shall be subject to removal at any time by the Board or the Executive Committee, as the case may be, with or without cause.

         A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

         SECTION 3. Duties and Functions. (a) Chairman of the Board. The Chairman of the Board, who shall be a member thereof, shall preside at all meetings of the Board and of the stockholders at which he shall be present and shall perform such other duties and exercise such powers as may from time to time be prescribed by the Board of Directors or the Executive Committee.

         (b) Vice Chairmen of the Board. Each Vice Chairman of the Board shall be a member thereof and shall have such powers and duties as may from time to time be prescribed by the Board or the Executive Committee.

         (c) President. The President shall be a member of the Board, shall be the Chief Executive Officer of the Corporation and shall perform such duties and exercise such powers as are incident to the office of chief executive, and shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board or the Executive Committee.

         (d) Vice Presidents. Each Vice President shall have such powers and duties as shall be prescribed by the Board or the Executive Committee.

         (e) Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these By-laws; he shall disburse the funds of the Corporation as may be ordered by

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the Board or the Executive Committee, making proper vouchers for such disbursements, and shall render to the President, the Board or the Executive Committee, whenever the President, the Board or the Executive Committee may require, and shall present at all annual meetings of the stockholders, a statement of all his transactions as Treasurer; and, in general, he shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board, the Executive Committee or the President. To such extent as the Board or Executive Committee shall deem proper, the duties of the Treasurer may be performed by one or more assistants, to be appointed by the Board or Executive Committee.

         (f) Secretary. The Secretary shall keep the records of all meetings of the stockholders and of the Board and committees of the Board. He shall affix the seal of the Corporation to all instruments requiring the corporate seal when the same shall have been signed on behalf of the Corporation by a duly authorized officer. The Secretary shall be the custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Corporation and of its other corporate records and in general shall perform all duties and have all powers incident to the office of Secretary. To such extent as the Board or Executive Committee shall deem proper, the duties of Secretary may be performed by one or more assistants, to be appointed by the Board or Executive Committee.

         (g) Corporate General Counsel. The Corporate General Counsel, if any, shall have supervision of such legal matters concerning the Corporation as may be designated by the Board and shall perform such duties as from time to time may be assigned to him by the Board, the Executive Committee or the President.

                                   ARTICLE VI

                           Contracts, Checks, Drafts,
                          Bank Accounts, Proxies, etc.

         SECTION 1. Execution of Documents. The President or any other officer, employee or agent of the Corporation designated by the Board, or designated in accordance with corporate policy as approved by the Board, shall have power to execute and deliver deeds, leases, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and such power may be delegated (including power to redelegate) by written instrument to other officers, employees or agents of the Corporation.
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         SECTION 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise in accordance with corporate policy as approved by the Board.

         SECTION 3. Proxies in Respect of Stock or Other Securities of Other Corporations. The President or any other officer of the Corporation designated by the Board shall have the authority (a) to appoint from time to time an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, (b) to vote or consent in respect of such stock or securities and (c) to execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as he may deem necessary or proper in order that the Corporation may exercise such powers and rights. The President or any such designated officer may instruct any person or persons appointed as aforesaid as to the manner of exercising such powers and rights.

                                  ARTICLE VII

                               Books and Records

         The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine.

                                  ARTICLE VIII

                 Shares and Their Transfer; Fixing Record Date

         SECTION 1. Certificate for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman of the Board or the President or a Vice President and by
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the Treasurer or an Assistant Treasurer or the Secretary or an Assistant
Secretary of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue.

         SECTION 2. Record. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate and the date thereof, and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

         SECTION 3. Lost, Stolen, Destroyed or Mutilated Certificates. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor. The Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen, destroyed or mutilated, and the Board or the President or the Secretary may, in its or his discretion, require the owner of the lost, stolen, mutilated or destroyed certificate or his legal representatives to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the Board shall in its discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of any such new certificate.

         SECTION 4. Fixing Date for Determination of Stockholders of Record.
(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which shall not be more than 60 nor less than 10 calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which
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notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the Board may fix a new record date for the adjourned meeting.

         (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which date shall not be more than 10 calendar days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is otherwise required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the registered office of the Corporation shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

         (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

                                                                              16
                                   ARTICLE IX

                                      Seal

         The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the words "Corporate Seal Delaware" and in figures the year of its incorporation.

                                   ARTICLE X

                                  Fiscal Year

         The fiscal year of the Corporation shall end December 31 in each year, or on such other date as the Board of Directors shall determine.

                                   ARTICLE XI

                                Indemnification

         SECTION 1. Right to Indemnification. The Corporation shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that, except as provided in Section 4(d), the foregoing shall not apply to a director or officer of the Corporation with respect to a Proceeding that was commenced by such director or officer prior to a Change in Control (as hereinafter defined). Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

                                                                              17
         SECTION 2. Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any person entitled to indemnification under this Article XI against any expenses, judgments, fines and amounts paid in settlement as specified in this Article XI, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any person entitled to indemnification under this Article
XI in furtherance of the provisions of this Article XI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article XI.

         SECTION 3. Indemnification; Not Exclusive Right. The right of indemnification provided in this Article XI shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article XI shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article XI and shall be applicable to Proceedings commenced or continuing after the adoption of this Article XI, whether arising from acts or omissions occurring before or after such adoption.

         SECTION 4. Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article XI:

         (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article XI.

                                                                              18
         (b)     Procedure for Determination of Entitlement to Indemnification.
(i) To obtain indemnification under this Article XI, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 calendar days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

         (ii)    The Indemnitee's entitlement to indemnification under this
Article XI shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change in Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section 4(c).

         (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4(b)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change in Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

                                                                              19
         (c) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article XI, the Indemnitee shall be presumed to be entitled to indemnification under this Article XI upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 4(b)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4(b) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 calendar days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 1, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

         (d) Remedies of Indemnitee. (i) In the event that a determination is made pursuant to Section 4(b) that the Indemnitee is not entitled to indemnification under this Article XI, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article XI.

                                                                              20
         (ii) If a determination shall have been made or deemed to have been made, pursuant to Section 4(b) or Section 4(c), that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five calendar days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (x) advancement of expenses is not timely made pursuant to Section 4(a) or (y) payment of indemnification is not made within five calendar days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4(b) or 4(c), the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event");
provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

         (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4(d) that the procedures and presumptions of this Article XI are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article XI.

         (iv) In the event that the Indemnitee, pursuant to this Section 4(d), seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article XI, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by him if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

                                                                              21
         (e)     Definitions. For purposes of this Section 4:

         (i) "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (B) the Corporation is a party to a merger or consolidation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (C) there is a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation, or a liquidation or dissolution of the Corporation; or (D) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

         (ii) "Disinterested Director" means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

         (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (a) the Corporation or the Indemnitee in any matter material to either such party or (b) any other party to the Proceeding

                                                                              22
giving rise to a claim for indemnification under this Article XI. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article XI.

         SECTION 5. Effects of Amendments. Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this
Article XI (including, without limitation, this Section 5) shall adversely affect the rights of any director or officer under this Article XI (i) with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision or (ii) after the occurrence of a Change in Control, with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, in either case, without the written consent of such director or officer.

         SECTION 6. Severability. If any provision or provisions of this
Article XI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article XI (including, without limitation, all portions of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article XI (including, without limitation, all portions of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         SECTION 7. Indemnification of Employees and Agents. Notwithstanding any other provision or provisions of this Article XI, the Corporation may indemnify (including, without limitation, by direct payment) any person (other than a director or officer of the Corporation) who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any Proceeding by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against any or all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with such Proceeding.

                                  ARTICLE XII

                                   Amendments

         These By-laws may be amended or repealed by the Board at any regular or special meeting thereof, subject to the power of the holders of a majority of the outstanding stock of the Corporation entitled to vote in respect thereof, by their vote given at an annual meeting or at any special meeting, to amend or repeal any By-law.